Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-201067) pertaining to the Juno Therapeutics, Inc. 2014 Equity Incentive Plan, 2014 Employee Stock Purchase Plan, and 2013 Equity Incentive Plan of our report dated March 18, 2015, with respect to the financial statements of Juno Therapeutics, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Seattle, Washington

March 18, 2015